               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      DIAMONDCLUSTER INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

                          DELAWARE                          36-4069408
             (State or other jurisdiction of            (IRS Employer
             incorporation or organization)             Identification No.)

                        SUITE 3000 JOHN HANCOCK CENTER
                            875 N. MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611
                                (312) 255-5000
              (Address, including ZIP code, and telephone number,
                     including area code, of registrant's
                         principal executive offices)

                      DIAMONDCLUSTER INTERNATIONAL, INC.
                AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN
                             (Full title of plan)

                                NANCY K. BELLIS
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      DIAMONDCLUSTER INTERNATIONAL, INC.
                        SUITE 3000 JOHN HANCOCK CENTER
                            875 N. MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611
                                (312) 255-5000
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of Securities to be          Amount to be                               Proposed Maximum
Registered                          Registered          Proposed Maximum          Aggregate
                                                       Offering Price Per         Offering            Amount of
                                                            Share                  Price           Registration Fee
                                                            -----                  -----           ----------------
Class B Common Stock,
par value $.001 per share (1)    15,000,000 shares            $9.10 (3)          $136,500,000           $34,125

Class A Common Stock,
par value                                      (2)                  (2)
$.001 per share (2)

1. Represents shares of Class B Common Stock, par value $.001 per share, issuable upon exercise of stock options or stock appreciation rights or granted pursuant to stock awards under the DiamondCluster International, Inc. Amended and Restated 1998 Equity Incentive Plan.

2. This Registration Statement also covers the Shares of Class A Common Stock, par value $.001 per share, into which the Class B Common Stock may be converted and that may be issued in lieu of the Class B Common Stock to optionees who have ceased to be employees of the Registrant.

3. Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation is based upon the average of the bid and ask prices of the Class A Common Stock of the Registrant into which the Class B Common Stock is convertible as reported on the Nasdaq National Market as of closing on October 2, 2001.

                                    PART I
               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statements taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents that have been filed with the Securities and Exchange Commission (the "Commission") by DiamondCluster International, Inc. (the "Company") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 (File No. 000-22125), containing audited financial statements for the Company's latest fiscal year.

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 (File No. 000-22125), containing unaudited financial statement for the Company's most recent fiscal quarter.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referenced above.

     (d) The description of the Company's Class A Common Stock, par value $.001 per share, which is contained in the registration statement on Form 8-A filed with the Commission on February 10, 1997, under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

     (e) The description of the Company's Class B Common Stock, par value $.001 per share (together with the Company's Class A Common Stock, the "Common Stock"), which is contained in the registration statement on Form 8-A filed with the Commission on July 27, 2001, under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 5. Interests of Named Experts and Counsel.

     Nancy K. Bellis, Vice President, General Counsel and Secretary, owns 3,334 shares of Common Stock and has 88,727 options to purchase shares of Common Stock.

Item 6. Indemnification of Directors and Officers

     The Registrant's By-laws require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any such criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter. Delaware law permits the Registrant to provide similar indemnification to employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the stockholders. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Registrant maintains a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit Number   Description of Exhibit

4.1 (a)          Restated Certificate of Incorporation of the Company filed as
                 Exhibit 3.1 to the Company's Registration Statement on Form S-1 and any amendments thereto (filed with the Commission on February 21, 1997 (File No. 333-17785) (the "Form S-1"), and
                 hereby incorporated by reference).

4.1 (b) Form of Certificate of Amendment to Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 (b) to the Registration Statement on Form S-3 (File No. 333-30666) and hereby incorporated by reference).

4.1 (c) Form of Certificate of Amendment to Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1(c) to the Company's Form 10-Q filed with the Commission on August 15, 2001 (File No. 000-22125) and hereby incorporated by reference).

4.2              Amended and Restated By-laws of the Company (filed as Exhibit
                 3.2 to the Form S-1 and hereby incorporated by reference).

4.3              DiamondCluster International, Inc. Amended and Restated Equity
                 Incentive Plan.

4.4              Form of Stock Option Agreement for Non-Partners.

4.5              Form of Stock Option Agreement for Partners.

5.1 Opinion of the Company's Vice President, General Counsel and Secretary as to the legality of the securities being registered.

23.1 Consent of the Company's Vice President, General Counsel and Secretary (included in its opinion filed as Exhibit 5.1).

23.2             Consent of KPMG LLP.

Item 9. Undertakings

         (a)   The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         PROVIDED, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Chicago, State of Illinois, on this 2nd day of October, 2001.

                                   DIAMONDCLUSTER INTERNATIONAL, INC.

                                   By: /s/ Melvyn E. Bergstein
                                       -------------------------------------
                                   Melvyn E. Bergstein, Chairman and Chief
                                   Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvyn E. Bergstein his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 2, 2001.

       Signature                                  Title

/s/ Melvyn E. Bergstein             Chairman and Chief Executive Officer
----------------------
Melvyn E. Bergstein                 Executive Officer
                                    (Principal Executive Officer)

/s/ Karl E. Bupp                    Chief Financial Officer and Treasurer
----------------------
Karl E. Bupp-                       (Principal Financial and
                                    Accounting Officer)

/s/ ADAM J.  GUTSTEIN               President, North America and Director
----------------------
Adam J. Gutstein

/s/ JAVIER RUBIO                    President, Europe and Latin America and
----------------------
Javier Rubio                        Director

/s/ JOHN J. SVIOKLA                 Vice Chairman and Director
----------------------
John J. Sviokla

/s/ Edward R. Andersen              Director
----------------------
Edward R. Andersen

/s/ Donald R. Caldwell              Director
----------------------
Donald R. Caldwell

/s/ Alan Kay                        Director
----------------------
Alan Kay

/s/ John D. Loewenberg              Director
----------------------------
John D. Loewenberg

/s/ PEDRO NUENO                     Director
----------------------------
Pedro Nueno

/s/ Michael E. Mikolajczyk          Director
----------------------------
Michael E. Mikolajczyk

Christopher J. Moffitt              Director
----------------------------
Christopher J. Moffitt

/s/ ARNOLD R. WEBER                 Director
----------------------------
Arnold R. Weber

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number      Description of Document                                Page

4.1 Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 and any amendments thereto (filed with the Commission on February 21, 1997 (File No. 333-17785) (the
                    "Form S-1"), and hereby incorporated by reference).

4.1 (b) Form of Certificate of Amendment to Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 (b) to the Registration Statement on Form S-3 (File No. 333-30666) and hereby incorporated by reference).

4.1 (c) Form of Certificate of Amendment to Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1(c) to the Company's Form 10-Q filed with the Commission on August 15, 2001 (File No. 000-22125) and hereby incorporated by reference).

4.2                 Amended and Restated By-laws of the Company
                    (filed as Exhibit 3.2 to the Form S-1 and hereby incorporated by reference).

4.3                 DiamondCluster International, Inc. Amended and
                    Restated Equity Incentive Plan.

4.4                 Form of Stock Option Agreement for Non-Partners.

4.5                 Form of Stock Option Agreement for Partners.

5.1 Opinion of the Company's Vice President, General Counsel and Secretary as to the legality of the securities being registered.

23.1 Consent of the Company's Vice President, General Counsel and Secretary (included in its opinion filed as Exhibit 5.1).

23.2                Consent of KPMG LLP.